Exhibit 23.5

July 2, 2021

Daojia Limited (the “Company”)

Address:

8/F, Building 5, Beijing Cultural Creative Building

No. 30 Beiyuan Road

Chaoyang District, Beijing, 100012

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on or about July 2, 2021 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Binsen Tang

Name: Binsen Tang